As filed with the Securities and Exchange Commission
                        on February 14, 2000

                     Registration No. 333-_____



                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                    SK TECHNOLOGIES CORPORATION
       (Exact name of Registrant as specified in its charter)

     DELAWARE                                         52-1507455
(State or other                                   (I.R.S. Employer
jurisdiction of                                   Identification
incorporation or                                  Number)
organization)

                   500 Fairway Drive, Suite 104
                    Deerfield Beach, FL 33441
    (Address of Principal Executive Offices, including Zip Code)



                    SK TECHNOLOGIES CORPORATION
           AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                      (Full Title of the Plan)


                  CALVIN S. SHOEMAKER, PRESIDENT
                   500 Fairway Drive, Suite 104
                    Deerfield Beach, FL 33441
             (Name and Address of Agent for Service)


                         (954) 418-0101

    (Telephone Number, including Area Code of Agent for Service)

                              Copy to:
                        Joel Mayersohn, Esq.
               Atlas, Pearlman, Trop & Borkson, P.A.
              350 East Las Olas Boulevard, Suite 1700
                   Fort Lauderdale, Florida 33301
                           (954) 763-1200

Approximate date of proposed commencement of sales pursuant to the
Plan:  From time-to-time after the effective date.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


EXPLANATORY NOTE:

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of SK Technologies Corporation (the "Registrant") pursuant to the Registrant's 1995 Stock Option Plan, as amended and restated.

                        Calculation of Registration Fee
Title of
Securities                                     Proposed Maximum      Proposed Maximum         Amount of
to be                   Amount to               Offering Price      Aggregate Offering     Registration
Registered             Be Registered(1)          Per Share(2)             Price(2)              Fee

Common Stock
$.001 Par Value
Underlying
Options pre-
viously granted
under the 1995
Plan(3)                 1,333,500                    $.32                $426,720          $112.65

Common Stock
$.001 Par Value
Underlying
Options to be
granted under
the 1995 Plan(3)          966,500                    $.27                $260,955          $ 68.89

                                                                                 TOTAL     $181.54



     (1)	The total number of shares of Common Stock underlying
         options available through the Amended and Restated 1995
         Stock Option Plan is 3,700,000, of which 1,400,000 have
         been registered. This registration statement includes
         2,300,000 additional shares to be registered.

     (2)	Estimated solely for purposes of calculating the
         registration fee.

     (3)	With respect to 1,333,500 shares of Common Stock for
         which options have been granted, the price is based upon
         the average exercise price of $.32 per share.  With
         respect to 966,500 shares of Common Stock for which
         options have not yet been granted, the price of $.27 per
         share, has been calculated based upon the closing price
         reported on the OTC Bulletin Board on February 9, 2000,
         a date within five business days prior to the filing of
         this Registration Statement, pursuant to Rule 457(h)
         promulgated under the Securities Act of 1933, as
         amended.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999.

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 1999, September 30, 1999 and
December 31, 1999.

     (c)   Form DEF 14C filed December 17, 1999.

     (d)   Form 8-K dated December 16, 1999.

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

     (f) The description of the Common Stock of the Company which is contained in a registration statement filed under the Exchange
Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Certificate of Incorporation, as amended, of the Registrant provides for the indemnification of the directors and officers, as such, of the Registrant as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation Law sets forth the extent to which officers or directors of the Registrant may be indemnified against any liabilities which they may incur in their capacity as such.

     The indemnification provided for by the Registrant's Certificate of Incorporation, as amended, is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, except for indemnity against gross negligence or willful misconduct, but including indemnity which such person may be allowed under the applicable laws of the State of Delaware.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

 Exhibit No.              Description

   	4    	Copy of the Registrant's Amended and Restated 1995 Stock
          Option Plan.

   	5    	Opinion dated February 14, 2000 Atlas, Pearlman, Trop &
          Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the Registrant's Amended and Restated 1995 Stock Option Plan.

  	23.1  	Consent of Atlas, Pearlman, Trop & Borkson, P.A.
          included in the opinion filed as exhibit (5) hereto.

  	23.2  	Consent of Independent Certified Public Accountants.

ITEM 9.	UNDERTAKINGS

     (1)   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on this 14th day of February, 2000.
                     SK TECHNOLOGIES CORPORATION


                     By:    /s/ Calvin S. Shoemaker

                        Calvin S. Shoemaker, President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	                Title                   Date


/s/ Calvin S. Shoemaker   President/Chief
Calvin S. Shoemaker       Executive Officer/      February 14, 2000
                          Director


/s/ Melvin T. Goldberger  Treasurer/Principal
Melvin T. Goldberger	     Accounting Officer/     February 14, 2000
                          Director


/s/ C. Shelton James
C. Shelton James          Director                February 14, 2000


/s/ David Peipers         Director                February 14, 2000
David Peipers